EX-23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To  LifeCell  Corporation:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into LifeCell Corporation's previously filed Registration Statements File No. 33-90740, File No. 333-20093, File No. 333-62701, File No. 333-62491, File No. 333-94715 and File No. 333-45180.




Philadelphia,  Pennsylvania
March  27,  2001


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